UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2016

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in its Form 8-K filed on March 22, 2016, Rennova Health, Inc. (the "Company") was notified by Nasdaq on March 16, 2016 that the bid price of the Company's common stock closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Listing Rule 5550(a)(2) (the "Rule"). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until September 12, 2016, to regain compliance. On September 13, 2016, Nasdaq granted the Company an additional 180-day extension, or until March 13, 2017, to regain compliance. If at any time before March 13, 2017, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Rule.

On September 14, 2016, the Company issued a press release announcing that it had received a 180-day extension from Nasdaq to regain compliance with the Rule. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated September 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENNOVA HEALTH, INC.

Date: September 14, 2016	By:	/s/ Seamus Lagan
Seamus Lagan Chief Executive Officer
(principal executive officer)